Exhibit 10.12

RESTRICTED STOCK AWARDS AGREEMENT

RESTRICTED STOCK AWARDS AGREEMENT, dated as of January 9, 2017, by and between One Liberty Properties, Inc., a Maryland corporation, having its principal place of business at 60 Cutter Mill Road, Great Neck, New York 11021 (the “Company”) and the person named on the signature page of this Agreement (“Holder”).

W I T N E S S E T H

A.                                    The Board of Directors of the Company adopted, and the stockholders of the Company approved, the One Liberty Properties, Inc. 2016 Incentive Plan, a copy of which is made a part hereof (the “Plan”);

B.                                    The Holder acknowledges receipt of a copy of the Plan;

C.                                    The Compensation Committee of the Board of Directors (“Committee”) has approved an award of restricted shares of the Company’s common stock, $1.00 par value per share (the “Restricted Stock”) to the Holder, all in accordance with the terms and conditions of the Plan and this Agreement; and

D.                                    Unless otherwise defined herein, the defined terms used in this Agreement shall have the meanings set forth in the Plan

NOW THEREFORE, in consideration of the foregoing and the mutual promises herein contained, the Company and the Holder hereby agree as follows:

1.                                      Participant.  Holder (a) performs services on behalf of the Company, either directly or pursuant to a Shared Services Agreement among the Company, BRT Realty Trust, Gould Investors L.P. and other entities and is deemed an employee of the Company for all purposes of the Plan and this Agreement, or (b) is a member of the Board of Directors of the Company.

2.                                      Award.  Holder is hereby awarded the number of shares of Restricted Stock set forth opposite Holder’s name on the signature page hereof.  At the sole discretion of the Company, the Restricted Stock will be issued in either (i) uncertificated form, with such shares recorded in the name of the Holder on the books and records of the Company’s transfer agent (the “Transfer Agent”)  with appropriate notations to reflect the restrictions imposed by the Plan and this Agreement; or (ii) in certificated form.

3.                                      Stock Power; Legend. The Restricted Stock registered in the name of the Holder shall remain, either directly, or indirectly through the Transfer Agent, in the custody of the Company.  The Holder shall execute, deliver to and deposit with the Company a stock power, duly endorsed in blank, so as to permit the retransfer to the Company of the Restricted Stock if the Restricted Stock shall be forfeited or otherwise does not vest in accordance with the Plan and this Agreement.  The certificate representing the Restricted Stock shall bear (or if the Restricted Stock is issued in uncertificated form, the books and records of the Transfer Agent shall reflect) the following (or other similar) restrictive legend:

“The transferability of these shares is subject to the terms and conditions of the One Liberty Properties, Inc. 2016 Incentive Plan and to the terms and conditions of an Agreement entered into between the owner of these shares and One Liberty Properties, Inc.  Copies of the Plan and the Agreement are on file at the offices of the Company.”

4.                                      Vesting of Restricted Stock.  Unless the Restricted Stock is forfeited pursuant to this Agreement or the Plan, the Period of Restriction for the Restricted Stock shall terminate upon the earlier of (such date, the “Vesting Date,”) (a) the death, Disability or Retirement of the Holder, (b) a Change of Control, and (c) January 8, 2022.  On the Vesting Date, (i) the Period of Restriction shall terminate, (ii) the Restricted Stock shall vest and be delivered to the Holder and (iii) Retained Distributions (as defined in Section 5), if any, with respect to the Restricted Stock shall vest and be delivered (and in the case of subparagraphs (ii) or (iii), if the Restricted Stock or Retained Distributions are in uncertificated form, made available by the Transfer Agent) to Holder.

5.                                      Rights During Restriction Period.  During the Period of Restriction, if the Restricted Stock has not been forfeited, Holder will have the right to vote the Restricted Stock, to receive and retain cash dividends and cash distributions paid or distributed on the Restricted Stock by the Company in the ordinary course of its business as a real estate investment trust and to exercise all other rights, powers and privileges of a holder of the Company’s Shares (as defined in the Plan) with respect to the Restricted Stock; except that (a) the Holder will not be entitled to delivery of the stock certificate representing the Restricted Stock until the Vesting Date, (b) the Company (either directly, or indirectly through the Transfer Agent), will retain custody of the Restricted Stock until the Vesting Date, (c) other than regular and special cash distributions paid by the Company in the ordinary course of its business as a real estate investment trust, the Company will retain custody of all distributions made or declared with respect to the Restricted Stock (the “Retained Distributions”) until the Vesting Date, and such Retained Distributions shall not vest or bear interest or be segregated in a separate account, (d) the Holder may not sell, assign, transfer, pledge, encumber or dispose of the Restricted Stock or any Retained Distributions or his or her interest in any of them until the Vesting Date, and (e) a breach of any restrictions, terms or conditions provided herein or in the Plan will cause a forfeiture of the Restricted Stock and any Retained Distributions with respect thereto.

6.                                      Forfeiture.  In the event that the Holder’s relationship with the Company as a Director, officer, employee or consultant (including the relationship of any employee who is employed by an affiliate of the Company) shall terminate during the Period of Restriction for any reason other than Holder’s death, Disability, Retirement or a Change in Control, then the Holder’s rights to the Restricted Stock and to any Retained Distributions shall be forfeited immediately, the Company shall transfer the certificate representing (or if the Restricted Stock is issued in uncertificated form, shall instruct the Transfer Agent to transfer) the Restricted Stock to the Company and the Holder shall not have any rights whatsoever (including the right to receive any dividends and voting rights) with respect to the Restricted Stock and the Retained Distributions.

7.                                      Changes in Employment.  If Holder is deemed an employee of the Company pursuant to Section 1(a) above, the Restricted Stock shall not be affected by any change of Holder’s employment if Holder continues to be an employee of the Company, its subsidiaries or affiliates.  Nothing contained in the Plan or in this Agreement, and no action of the Company or the Committee, shall confer or be construed to confer on the Holder any right to continue in the employ of the Company, its subsidiaries or affiliates.  Nothing contained in the Plan or in this Agreement, and no action of the Company or Committee, shall interfere in any way with the right of the Company, its subsidiaries or affiliates to terminate the employment of the Holder at any time, with or without cause, or terminate the relationship of the Company (or any affiliate) with the Holder at any time, with or without cause.

8.                                      Pledge, Sale Assignment, Etc.  Holder shall not permit the Restricted Stock to be subject to anticipation, alienation, sale, assignment, hypothecation, pledge, exchange, transfer, encumbrance or charge and any attempt to anticipate, alienate, sell, assign, hypothecate, pledge, exchange, transfer, encumber or charge shall be deemed void by the Company, and the Committee may, at its sole discretion cause the Restricted Stock to be forfeited upon such event.  No right or benefit hereunder shall in any manner be liable for or subject to the debts, contracts, liabilities or torts of the Holder.

9.                                      Stock Registration.  The Holder acknowledges that the Restricted Stock has been registered under the Securities Act of 1933, as amended, pursuant to a Registration Statement on Form S-8, and that at such time as the Period of Restriction has been satisfied or accelerated, the Restricted Stock may not be sold, assigned, transferred, pledged, exchanged, encumbered or disposed of, except pursuant to the Securities Act of 1933 and the rules and regulations thereunder and the rules and regulations of any securities exchange or association on which the Shares may be listed or quoted.

10.                               Board’s Authority.  The adoption of the Plan by the Company shall not be construed as creating any limitations on the power of its Board of Directors to adopt such other incentive arrangements as it may deem desirable, including without limitation the granting of stock options and the awarding of stock and cash otherwise then under the Plan and such arrangements may be either generally applicable or applicable only in specific cases.

11.                               Incentive Compensation.  By acceptance of the Restricted Stock and the execution of this Agreement, the Holder agrees that the Restricted Stock is special incentive compensation that will not be taken into account, in any manner, as salary, compensation or bonus in determining the amount of any payment under any pension, retirement or other employee benefit plan, program or policy of the Company or any subsidiary of the Company.  In addition, each beneficiary of a deceased Holder shall be deemed to have agreed that the Restricted Stock will not effect the amount of any life insurance, if any, provided by the Company on the life of the Holder which is payable to such beneficiary under any life insurance plan covering employees of the Company or any subsidiary of the Company.

12.                               No Segregation.  Neither the Company nor any subsidiary of the Company shall be required to segregate any cash or Shares which may at any time be represented by awards under the Plan and the Plan shall constitute an “unfunded” plan of the Company.  Neither the Company nor any subsidiary of the Company shall by any provisions of the Plan be deemed a trustee of any Shares or any other property, and the liabilities of the Company and any subsidiary of the Company to the Holder pursuant to the Plan shall be those of a debtor pursuant to such contract obligations as are created by or pursuant to the Plan and this Agreement and the rights of the Holder or his/her beneficiary under the Plan shall be limited to those of a general creditor of the Company or the applicable subsidiary of the Company, as the case may be.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

ONE LIBERTY PROPERTIES, INC.

By:
David W. Kalish
Senior Vice President and Chief Financial Officer

Name of Holder	Number of Shares of Restricted Stock Awarded to Holder

Signature of Holder

Holder’s Address

Holder’s Social Security Number